Exhibit 99.1

ProPhase Labs to Host Fourth Quarter and Full Year 2020 Financial Results Conference Call on Wednesday, March 31, 2021 at 4:30 p.m. Eastern Time

GARDEN CITY, NY – March 15, 2021 – ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified medical science and technology company, will hold a conference call on Wednesday, March 31, 2021 at 4:30 p.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2020. A press release detailing these results will be issued prior to the call.

ProPhase Labs CEO and Chairman of the Board of Directors Ted Karkus will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday, March 31, 2021
Time:	4:30 p.m. Eastern time, 1:30 p.m. Pacific time
Toll-free dial-in number:	1-877-407-0784
International dial-in number:	1-201-689-8560
Conference ID:	13717366

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=143875 and via the investor relations section of the Company’s website at www.ProPhaseLabs.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through April 14, 2021.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13717366

About ProPhase Labs

ProPhase Labs (NASDAQ: PRPH) is a diversified medical science and technology company. The Company’s laboratory testing subsidiary, ProPhase Diagnostics, offers SARS-CoV-2 (COVID-19) and COVID-19 viral mutation PCR tests through both saliva and nasal swab methods at its CLIA certified laboratories. Critical to Covid testing, results are typically provided in under 24 hours. ProPhase Diagnostics also provides Respiratory Pathogen Panel (RPP) Molecular tests including Influenza A and B and others. ProPhase Labs researches, develops, manufactures, distributes, markets and sells OTC consumer healthcare products and dietary supplements, including dietary supplements under the TK Supplements® brand. The Company actively pursues strategic investments and acquisition opportunities for other companies, technologies and products. For more information, visit www.ProPhaseLabs.com.

Investor Contact

Chris Tyson
Managing Director
MZ Group - MZ North America
949-491-8235
PRPH@mzgroup.us

www.mzgroup.us